Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-131289) pertaining to the Chipotle Executive Stock Option Plan, and the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan,

(2)Registration Statement (Form S-8 No. 333-151278) pertaining to the Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan,

(3)Registration Statement (Form S-8 No. 333-174474) pertaining to the Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan and the Chipotle Mexican Grill, Inc. Employee Stock Purchase Plan, and

(4)Registration Statement (Form S-8 No. 333-204380) pertaining to the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan

of our reports dated February 4, 2016, with respect to the consolidated financial statements of Chipotle Mexican Grill, Inc. and the effectiveness of internal control over financial reporting of Chipotle Mexican Grill, Inc. included in this Annual Report (Form 10-K) of Chipotle Mexican Grill, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Denver, Colorado

February 4, 2016